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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our reports dated March 8, 1996, with respect to the financial statements of the Georgia Cable Television System (sold by Masada Cable Partners, L.P. to Charter Communications II, L.P.), Masada Cable Partners II, L.P. (sold to Charter Communications II, L.P.) and our report dated March 15, 1996 with respect to the Alabama Cable Television System (to be sold by Masada Cable Partners, L.P. to Charter Communications II, L.P.), in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus for the $146,820,000 Aggregate Principal Amount at Maturity, Senior Secured Discount Debentures due 2007 of Charter Communications Southeast Holdings, L.P. and Charter Communications Southeast Holdings Capital Corporation .

                                          ERNST & YOUNG LLP

Birmingham, Alabama

June 24, 1996